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                                                                Exhibit 26(e)(5)

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INDIVIDUAL LIFE INSURANCE POLICY CHANGE APPLICATION PART 3 (UNDERWRITING)
AGREEMENTS AND AUTHORIZATIONS
                                                                                                   [LOGO] MINNESOTA LIFE
MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
Individual Life Policy Administration . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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Insured name (last, first, middle)

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AGREEMENTS: I have read, or had read to me the statements and answers recorded on my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I agree that they will become part of this application and any coverage issued on it. I understand that the policy will be contestable, as to representations in this application, from the date of reinstatement or reissue, for the time period stated in the incontestable provision of the policy. The insurance applied for will not take effect unless and until the policy is reissued and delivered and the full first premium is paid while the health of the Insured remains as stated in this Policy Change Application, as provided in the Life Receipt and Temporary Insurance Agreement.

VARIABLE LIFE: I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACTUAL CASH VALUE OF THE POLICY APPLIED FOR IS NOT GUARANTEED AND INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO MINIMUM ACTUAL CASH VALUE FOR THE POLICY VALUES INVESTED IN THESE SUB-ACCOUNTS.

AUTHORIZATION: I authorize any physician, medical practitioner, hospital, clinic or other health care provider, insurance or reinsuring company, consumer reporting agency, the Medical Information Bureau, Inc. (MIB), or employer which has any records or knowledge of my physical or mental health, and/or the physical or mental health of each minor child listed as the Proposed Insured, to give all such information and any other non-medical information relating to such persons to Minnesota Life Insurance Company or its reinsurers. This shall include ALL INFORMATION as to any medical history, consultations, diagnoses, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse and AIDS or AIDS-related conditions. To facilitate rapid submission of such information, I authorize all said sources, except MIB, to give such records or knowledge to any agency employed by Minnesota Life Insurance Company to collect and transmit such information.

I understand this information is to be used for the purpose of determining eligibility for insurance and may be used for determining eligibility for benefits. I understand this information may be made available to Underwriting, Claims, support staff, licensed representatives, and firms of Minnesota Life Insurance Company. I authorize Minnesota Life Insurance Company or its reinsurers to release any such information to reinsuring companies, the MIB, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize.

I agree this authorization shall be valid for twenty-four months from the date it is signed. I may revoke this authorization at any time by sending a written request addressed to the Individual Underwriting Department, Minnesota Life Insurance Company, 400 Robert Street North, St. Paul, MN 55101-2098.

I understand that I, or my legal representative, have the right to request and receive a copy of this authorization and that a photocopy of this authorization shall be as valid as the original. I understand that no sales representative has the company's authorization, to accept risk, pass on insurability, or make, or void, waive or change any conditions or provisions of the application, policy or receipt, as applicable.

I acknowledge that I have been given the Your Privacy Is Important To Us notice.

FRAUD WARNING: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud and may be guilty of a criminal offense and subject to penalties under state law.

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[_]  Change Service Representative (Print name/code     Representative name                    Firm/rep code
     only if policy is being reassigned)
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Insured signature                                                         Date          City               State
X
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Owner signature (if other than Insured)                                   Date          City               State
(give title if signed on behalf of a business)
X
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Assignee signature                                                        Date          City               State
(give title if signed on behalf of a business)
X
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Irrevocable beneficiary signature                                         Date          City               State
(give title if signed on behalf of a business)
X
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Parent/conservator/guardian signature                                     Date          City               State
(juvenile applications)
X
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I believe that the information provided by this applicant is true and accurate. I certify I have accurately recorded all information given by the Insured(s).
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Licensed representative signature                                                       Firm/rep code   Date
X
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F59534  Rev 5-2010
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